                            SCHEDULE 14a INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                Xenometrix, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                                XENOMETRIX, INC.
                               2425 N. 55TH STREET
                                BOULDER, CO 80301


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 18, 1998

TO THE STOCKHOLDERS OF XENOMETRIX, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of XENOMETRIX, INC., a Delaware corporation (the "Company"), will be held on Wednesday, November 18, 1998 at 10:00 a.m. local time at the Company, 2425 N. 55th Street, Boulder, Colorado 80301.

         1. To elect directors to serve for the ensuing year and until their successors are elected.

         2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof. The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on October 9, 1998, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors


                                          /s/ Ronald L. Hendrick
                                          Ronald L. Hendrick
                                          Executive Vice President,
                                          Chief Financial Officer and Secretary

Boulder, Colorado
October 16, 1998

         ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

         INVESTORS MAY REQUEST ADDITIONAL INFORMATION REGARDING XENOMETRIX, INC., INCLUDING A COPY OF THE FORM 10-KSB FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, FREE OF CHARGE. PLEASE ADDRESS YOUR REQUEST TO: INVESTOR RELATIONS, XENOMETRIX, INC., 2425 N. 55TH STREET, BOULDER, COLORADO 80301.

                                 XENOMETRIX, INC.
                               2425 N. 55TH STREET
                                BOULDER, CO 80301


                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors of XENOMETRIX, INC., a Delaware corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on November 18, 1998 at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company, 2425 N. 55th Street, Boulder, Colorado 80301. The Company intends to mail this proxy statement and accompanying proxy card on or about October 16, 1998, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

         The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

         Only holders of record of Common Stock at the close of business on October 9, 1998 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on October 9, 1998 the Company had outstanding and entitled to vote 2,948,135 shares of Common Stock.

         Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

         All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Abstentions and broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether a matter is approved.

REVOCABILITY OF PROXIES

         Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, Xenometrix, Inc., 2425 N. 55th Street, Boulder, Colorado 80301 a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person.
Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

         The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 1999 annual meeting of stockholders pursuant to Rule 14a-8, "Shareholder Proposals," of the Securities and Exchange Commission's Regulation 14A is June 17, 1999. The date after which notice of a stockholder proposal submitted outside the procedures of Rule 14a-8 is considered untimely, in accordance with the advance notification procedures of the Company's bylaws, is September 19, 1999.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         There are five candidates being nominated for election to Board positions by the Board of Directors in accordance with the Company's Certificate of Incorporation and Bylaws. The Company's Certificate of Incorporation and Bylaws authorize between five and nine board positions. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company.

         Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

         Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

                        THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

         The names of the nominees and certain information about them are set forth below:


                  NAME                      AGE    PRINCIPAL OCCUPATION / POSITION HELD WITH THE COMPANY
-----------------------------------------  -----   ------------------------------------------------------------
Stephen J. Sullivan                         51     Chief Executive Officer, President and Director

Walter M. Lovenberg, Ph.D. (3)              64     Chief Executive Officer, Helicon Therapeutics, Inc./Director

John K.A. Prendergast, Ph.D. (1)(2)(3)      44     President and Chief Executive Officer of Summercloud Bay,
                                                   Inc./Director

Randal P. Schumacher (2)                    47     Chairman of Jefferson Government Relations, LLC/Director

Ralph Z. Sorenson, D.B.A. (1)(3)            65     Former Dean of the College of Business at the University of
                                                   Colorado at Boulder/Director

-------------
(1)      Member of the Compensation and Benefits Committee
(2)      Member of the Audit Committee
(3)      Member of the Nominating Committee

         Mr. Sullivan joined Xenometrix in January of 1997 as President and Chief Executive Officer at which time he also was appointed to the Company's Board of Directors. From 1987 to 1997 he held a number of positions with Abbott Laboratories, including Divisional Vice President of Worldwide Marketing For Diagnostics, Divisional Vice President and General Manager, Diagnostic Assay Sector and General Manager of the Infectious, Disease, Immunology and Microbiology business units. During 1987, Mr. Sullivan served as Senior Vice President for Lyphomed (now Fujisawa Pharmaceuticals) and from 1985 to 1986 he was Senior Vice President and President of the Health Care Sector of Dart and Kraft, Inc. He received his B.S. in Education and Political Science from the University of Dayton in 1969 and his M.B.A. in Marketing and Finance from Rutgers University in 1976.

         Dr. Lovenberg joined the Xenometrix Board in July 1993. He is presently the Chief Executive Officer at Helicon Therapeutics, Inc. He served as Executive Vice President of Marion Merrell Dow Inc. and President of the Merrell Dow

Research Institute from 1989 to 1993 and Vice President of the Merrell Dow Research Institute from 1986 to 1989. For over two decades, Dr. Lovenberg held various positions with the National Institutes of Health. Dr. Lovenberg received his B.S. in Agriculture and his M.S. in Agricultural Biochemistry from Rutgers University, and his Ph.D. in Biochemistry from George Washington University. He has also been President of Lovenberg Associates, Inc. since 1993. He currently serves on the Board of Directors of OSI Pharmaceuticals, Inc., Cytolclonal Pharmaceuticals, Inc., Inflazyme Pharmaceuticals, Ltd., and Helicon Therapeutics, Inc.

         Dr. Prendergast is a co-founder of the Company and has served as a Director since its inception. He is currently President and Chief Executive Officer of Summercloud Bay, Inc., a biotechnology consulting business. He was a Managing Director of Paramount Capital Investments LLC and The Castle Group, Ltd. from October 1991 through December 1997. From 1988 to 1991, he held Post-Doctoral Fellowships in the Department of Biochemistry and Molecular Biology, at Harvard University and the Institute for Blood Diseases at L'Hospital St. Louis in Paris, France. Dr. Prendergast received his M.Sc. and Ph.D. degrees from the University of New South Wales, Sydney, Australia, and his C.S.S. in Administration and Management from Harvard University. Dr. Prendergast currently serves on the Board of Directors of Atlantic Pharmaceuticals, Inc., Avax Technologies, Inc., Avigen, Inc., Ingenex, Inc. and Palatin Technologies, Inc.

         Mr. Schumacher has been a Director since March 1996. He is Chairman of Jefferson Government Relations, LLC, Washington, D.C., a consulting firm providing its clients with corporate counseling, legislative and regulatory representation, and facilities consultation. From 1979 to 1989 he was Director of Health, Safety and Chemical Regulations for the Chemical Manufacturers Association. From 1977 to 1979 he worked for Eastman Kodak Company, assisting in both corporate and facility health, safety and environmental programs. He received his M.S. in toxicology from the University of Rochester and a law degree from The Catholic University of America. He was appointed to the board pursuant to the Underwriting Agreement between the Company and Barington Capital Group, L.P. ("Barington"), dated October 17, 1995 related to the Company's initial public offering.

         Dr. Sorenson has served as a Director since October 1994. Currently, he is on leave from a position as a professor in the College of Business at the University of Colorado at Boulder. From June 1992 to July 1993 he served as Dean of the College of Business at the University of Colorado at Boulder. From 1989 to 1992 he was Adjunct Professor at the Harvard Business School. From 1981 to 1989, he served as Chairman, President and CEO of Barry Wright Corporation, a diversified manufacturing company based in Massachusetts. Dr. Sorenson currently serves as a director of Polaroid Corporation, Houghton Mifflin Company, Eaton Vance, Inc., Exabyte Corporation, Whole Foods Market, Inc. and Sweetwater, Inc. Dr. Sorenson received his M.B.A. and D.B.A. from the Harvard University School of Business Administration.

         The Company has agreed that until October 25, 2000, at the request of Barington, to nominate and use its best efforts (including the solicitation of proxies) to elect two designees of Barington to the Board of Directors of the Company. Mr. Schumacher is currently the only designee of Barington on the Board of Directors of the Company.

         In order to fund its operations, the Company has borrowed $1,500,000 under a short-term bridge financing line of credit. The due date on the Senior promissory notes (the "Notes") issued under the line of credit has been extended several times, most recently until October 25, 1998. At that time, the $1,500,000 principal balance on the Notes, plus approximately $100,000 of accrued and unpaid interest will be due and payable. The Company does not expect to have sufficient cash resources to satisfy this obligation on October 25, 1998. Accordingly, it plans to attempt to negotiate a further extension of the due date on the Notes. In the event such extension cannot be obtained, the interest rate on the Note will increase to 18%, the Company's assets are subject to foreclosure and the Note holders will have the right to appoint a majority of the Board of Directors of the Company.

                       THE BOARD OF DIRECTORS RECOMMENDS A
                      VOTE IN FAVOR OF EACH NAMED NOMINEE.

BOARD COMMITTEES AND MEETINGS

         During the year ended June 30, 1998 the Board of Directors held thirteen meetings. The Board has an Audit Committee, a Compensation and Benefits Committee and a Nominating Committee. The Audit Committee held two meetings, the Compensation and Benefits Committee held two meetings and the Nominating Committee held no meetings during the year ended June 1998.

         The Audit Committee meets with the Company's independent accountants to review the results of the annual audit and discuss the financial statements, recommends to the Board the independent accountants to be retained and receives and considers the independent accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of two non-employee directors: Dr. Prendergast and Mr. Schumacher.

         The Compensation and Benefits Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation and Benefits Committee is currently composed of two non-employee directors: Drs.
Prendergast and Sorenson.

         The Nominating Committee makes recommendations concerning the size and composition of the Company's Board. No procedure has been established for the consideration of nominees recommended by stockholders. The Nominating Committee is currently composed of Drs. Lovenberg, Prendergast and Sorenson.

         During the year ended June 30, 1998, each Director attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served held during the period for which he was a Director or committee member, respectively.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the ownership of the Company's Common Stock as of September 30, 1998 by: (i) each nominee for director; (ii) the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                                          NUMBER OF
                                                                           SHARES            PERCENT
                                                                        BENEFICIALLY       BENEFICIALLY
NAME OF BENEFICIAL OWNER                                                    OWNED          OWNED (1)(2)
--------------------------------------------------------------------   --------------     --------------
Lindsay A. Rosenwald, M.D. (3)...................................            666,691           19.2%
     787 Seventh Avenue
     New York, NY 10019

Invesco Trust Company (4)........................................            406,648           13.8%
     7800 East Union Avenue, Suite 800
     Denver, CO  80237

Barington Capital Group, L.P. (5)................................            220,000            6.9%
     888 Seventh Avenue, 17th Floor
     New York, NY 10019

Mark B. Benjamin, Sc.D. (12) ....................................             25,445            *

Pauline Gee, Ph.D. (13) .........................................             20,052            *

Ronald L. Hendrick (11)..........................................             37,598            1.3%

Walter M. Lovenberg, Ph.D. (6)...................................             10,932            *

John K.A. Prendergast, Ph.D. (7).................................             38,432            1.3%

Randal P. Schumacher (8).........................................              9,125            *

Ralph Z. Sorenson, D.B.A. (9)....................................             11,894            *

Stephen J. Sullivan  (10)........................................             54,352            1.8%

All executive officers and directors as a group
     (8 persons) (14)............................................            208,230            6.7%

---------------
*        Less than one percent.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within sixty (60) days of September 30, 1998, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Percentage of beneficial ownership is based on 2,948,135 shares of Common Stock outstanding as of September 30, 1998.

(3) Includes 12,000 shares and warrants exercisable for 180,333 shares held by the Aries Domestic Fund L.P. and 22,000 shares and warrants exercisable for 349,662 shares held by the Aries Fund, a Cayman Islands Trust. Dr. Rosenwald is the President of Paramount Capital Asset Management, LLC, the General Partner of the Aries Domestic Fund L.P., and investment advisor to the Aries Fund, a Cayman Islands Trust. Dr. Rosenwald disclaims beneficial ownership of such shares except to the extent of his pecuniary interest, if any. Does not included an aggregate of 65,858 shares owned by Dr. Rosenwald's spouse and trusts for the benefit of his children, of which Dr. Rosenwald disclaims beneficial ownership. Does not include an aggregate of 117,951 shares owned by Dr. Rosenwald's brothers and sister, his spouse's sister, an investment firm controlled by his father in law, and trusts for the benefit of his spouses sister's children, of which Dr. Rosenwald disclaims beneficial ownership.

(4) Includes 261,007 shares owned by The Global Health Sciences Fund and 145,641 shares owned by Invesco Strategic Portfolios, Inc.--Health Sciences Portfolio, for which Invesco Trust Company acts as investment adviser or sub adviser, and therefore shares investment and voting power.

(5) Includes options and warrants to purchase 220,000 shares exercisable within sixty (60) days.

(6)      Includes options to purchase 10,932 shares exercisable within sixty
         (60) days.

(7)      Includes options to purchase 10,932 shares exercisable within sixty
         (60) days.

(8) Includes options to purchase 9,125 shares exercisable within sixty (60) days.

(9)      Includes options to purchase 10,932 shares exercisable within sixty
         (60) days.

(10)     Includes options to purchase 51,852 shares exercisable within sixty
         (60) days.

(11)     Includes options to purchase 37,198 shares exercisable within sixty
         (60) days.

(12)     Includes options to purchase 25,445 shares exercisable within sixty
         (60) days.

(13)     Includes options to purchase 20,052 shares exercisable within sixty
         (60) days.

(14)     Includes options to purchase 176,468 shares exercisable within sixty
         (60) days.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND KEY EMPLOYEES

         The following table sets forth certain information concerning the executive officers and certain key employees of the Company as of October 9, 1998:


                   NAME                        AGE                         POSITION
-------------------------------------------  -------   ---------------------------------------------------
Stephen J. Sullivan                            51      Chief Executive Officer, President and Director

Ronald L. Hendrick, CPA                        52      Executive Vice President, Chief Financial Officer
                                                       and Secretary

Pauline Gee, Ph.D.                             43      Vice President, Research and Development

Mark B. Benjamin, Ph.D.                        37      Vice President, Business Development


See "Proposal 1 -- Election of Directors" for the biography of Mr. Sullivan.

         Mr. Hendrick joined Xenometrix as Vice President, Chief Financial Officer in March 1995. In March 1997, he was promoted to Executive Vice President and Chief Financial Officer. In June 1998, he was appointed to the additional position of Secretary of the Company. From 1993 to 1995, he was Vice President, Corporate Controller with Alexander & Alexander Services, Inc. a NYSE financial services firm. From 1984 to 1993, Mr. Hendrick held various positions at the Adolph Coors Company including Corporate Controller, Director of Treasury Operations and President of a Coors subsidiary in the occupational health business. He received his M.B.A. in finance from the University of Colorado and his B.A. in accounting from Michigan State University. Mr. Hendrick is a Certified Public Accountant in both Colorado and Michigan. He is a former director of the University of Colorado Foundation and the Denver World Trade Center.

         Dr. Gee joined Xenometrix in January 1994 as Associate Lab Director, was promoted to Director of Research and Development in May 1994, and became Vice President of Research and Development in July 1995. She received her Ph.D. in Neurobiology and Free Radical Chemistry from Simon Fraser University, B.C. Canada and a B.Sc. in Marine Biology and Human Physiology. From 1985 to 1987, she served as a Canadian Medical Research Council Fellow in the Biochemistry Department at the University of California, Berkeley. From 1987 to 1989, she worked with Dr. Philip Hanawalt as a Visiting Scholar in the Department of Biological Sciences, Stanford University. From 1989 to 1993, she was a Biochemistry Specialist in the Department of Molecular and Cellular Biology at the University of California, Berkeley. She is a member of the Scientific Advisory Board of Biomed Diagnostics.

         Dr. Benjamin joined Xenometrix in October 1992, and was Director of Scientific Affairs from 1994 to 1997 before he was promoted to Vice President of Product Development and Scientific Affairs in March 1997. In June 1997 he was named Vice President of Business Development. He completed concurrent Postdoctoral Fellowships at both the Department of Neurobiology and at the Department of Cancer Biology at Harvard University in October 1992. Dr. Benjamin was awarded his Sc.D. in June 1991, from the Department of Cancer Biology at Harvard University, and his B.Sc. (with First Class Honors) in Genetics from Queen Mary College at the University of London.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

         Each non-employee director of the Company receives stock option grants under the Directors' Plan. Only non-employee directors of the Company or affiliates of such directors (as defined in the Internal Revenue Code) are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan do not qualify as incentive stock options under the Code.

         Each non-employee director receives (i) a grant of an option to purchase 10,000 shares of Common Stock on the date such person is first elected or appointed as a director, and (ii) an annual grant of additional stock options to purchase a minimum of 10,000 shares of Common Stock per year. The options generally vest 20% on the date of grant and 20% per year at the end of each of the next four years. In addition, each director is entitled to be reimbursed for all reasonable travel expenses to attend meetings.

         During the last fiscal year, the Company granted options covering 60,000 shares to the non-employee directors of the Company, at a weighted average exercise price per share of $0.375, which was equal to the fair market value on the date of each grant (based on the closing sales price reported on the Nasdaq Over The Counter Bulletin Board). As of June 30, 1998, 10,500 options had been exercised under the Directors' Plan. See "1993 Non-Employee Directors' Stock Option Plan."

COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth, for the fiscal year ended June 1998, certain compensation, including salary, bonuses, stock options and certain other compensation, awarded or paid to, or earned by, the Company's Chief Executive Officer and its other most highly compensated executive officers at June 30, 1998 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                                  COMPENSATION
                                                     ANNUAL COMPENSATION             AWARDS
                                                 ---------------------------     --------------
                                                                                   SECURITIES         ALL OTHER
                                     FISCAL         SALARY          BONUS          UNDERLYING       COMPENSATION
NAME AND PRINCIPAL POSITION           YEAR           ($)           ($) (1)          OPTIONS              ($)
---------------------------------   --------     ------------    -----------     --------------   -----------------
Stephen J. Sullivan                   1998         241,735          67,500          303,416              11,922 (2)
   Chief Executive Officer,           1997         110,602          33,750          232,540               6,756 (3)
   President and Director

Ronald L. Hendrick,                   1998         140,000          21,000          167,738               1,239 (4)
   Executive Vice President,          1997         126,154          35,000           83,997                 269 (4)
   Chief Financial Officer and        1996          82,000          55,000           32,273                  --
   Secretary

Pauline Gee, Ph.D. (5)                1998          93,165          14,400          112,434                 700 (4)
   Vice President, Research and
   Development

Mark B. Benjamin, Sc.D. (5)           1998         100,000          15,000          130,433                 808 (4)
   Vice President, Business
   Development

--------------
(1) Bonuses earned in the fiscal year ended June 30, 1998 are subject to further review and adjustment by the Board of Directors and will not be paid until the Board determines that sufficient funds are available.

(2) Includes $9,764 of expenses reimbursed by the Company for travel between Lake Forest, Illinois and Boulder, Colorado, pursuant to his employment agreement, and $2,158 of expenses related to Company matching contributions to the Xenometrix 401-k Plan.

(3) Includes $6,384 of temporary living expenses and expenses for travel between Lake Forest, Illinois and Boulder, Colorado, pursuant to his employment agreement, and $372 of expenses related to the Company matching contributions to the Xenometrix 401-k Plan.

(4) Represents expenses related to Company matching contributions to the Xenometrix 401-k Plan.

(5) Fiscal year 1998 was the first year Drs. Gee and Benjamin earned in excess of $100,000 total annual compensation.

OPTION GRANTS IN FISCAL 1998

         The following table sets forth for the Named Executive Officers certain information regarding options granted for the year ended June 30, 1998:


                                         NUMBER OF
                                         SECURITIES           PERCENT OF TOTAL
                          GRANT       UNDERLYING OPTION      GRANTED IN FISCAL                         EXPIRATION
         NAME              DATE            GRANTS                 1998 (1)          EXERCISE PRICE        DATE
-----------------------  -------     -------------------    -------------------    ----------------   ------------
Stephen J. Sullivan      12/9/97           70,100 (2)               7.4%                1.500           12/8/07
                         2/27/98            6,336                   0.7%                0.156           2/26/08
                         6/25/98           75,000                   7.9%                0.375           1/12/07
                         6/25/98           99,405                  10.5%                0.375            6/9/07
                         6/25/98           52,575                   5.6%                0.375           12/8/07

Ronald L. Hendrick       12/9/97           42,400 (2)               4.5%                1.500           12/8/07
                         2/27/98            6,336                   0.7%                0.156           2/26/08
                         6/25/98           13,636                   1.4%                0.375           7/17/05
                         6/25/98            6,818                   0.7%                0.375           8/10/05
                         6/25/98            3,750                   0.4%                0.375           6/19/06
                         6/25/98           12,000                   1.3%                0.375           3/10/07
                         6/25/98           50,998                   5.4%                0.375            6/9/07
                         6/25/98           31,800                   3.4%                0.375           12/8/07

Mark B. Benjamin         12/9/97           38,700 (2)               4.1%                1.500           12/8/07
                         2/27/98            6,336                   0.7%                0.156           2/26/08
                         6/25/98            1,975                   0.2%                0.375          11/18/02
                         6/25/98            3,138                   0.3%                0.375           8/10/05
                         6/25/98            6,000                   0.6%                0.375           3/10/07
                         6/25/98           45,259                   4.8%                0.375            6/9/07
                         6/25/98           29,025                   3.1%                0.375           12/8/07

Pauline Gee              12/9/97           35,000 (2)               3.7%                1.500           12/8/07
                         2/27/98            6,336                   0.7%                0.156           2/26/08
                         6/25/98            1,705                   0.2%                0.375           6/13/04
                         6/25/98            1,705                   0.2%                0.375           1/26/05
                         6/25/98            3,409                   0.4%                0.375           7/27/05
                         6/25/98            3,409                   0.4%                0.375           8/10/05
                         6/25/98           34,620                   3.7%                0.375            6/9/07
                         6/25/98           26,250                   2.8%                0.375           12/8/07

----------------
(1) A total of 946,713 options were granted to employees during the year ended June 30, 1998. On June 25, 1998, the Board of Directors approved a stock option exchange plan, under which the Company issued 585,717 stock options to all employees of the Company at an exercise price of $0.375, which represented the fair market value of the Company's stock on that date. As consideration for the issuance of these new options, holders of all previously issued options with exercises prices in excess of $0.375 per share surrendered a total of 780,956 options for cancellation.

(2)      These options were subsequently cancelled on June 25, 1998. See Note
         (1) above.

                  AGGREGATE OPTION EXERCISES IN FISCAL 1998 AND
                          FISCAL YEAR END OPTION VALUES

         The following table sets forth for the Named Executive Officers the shares acquired and the value realized on each exercise of stock options during the year ended June 30, 1998 and the fiscal year end number and value of unexercised options:

                                                                                      VALUE OF UNEXERCISED IN-THE-
                           SHARES                         NUMBER OF UNEXERCISED         MONEY OPTIONS AT JUNE 30,
                          ACQUIRED                    OPTIONS AT JUNE 30, 1998 (#)             1998 ($)(1)
                            ON           VALUE       ------------------------------  ------------------------------
         NAME             EXERCISE      REALIZED      EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-----------------------  ----------    ----------    -------------  ---------------  -------------  ---------------
Stephen J. Sullivan          --             --          51,852          181,464           --              $594
Ronald L. Hendrick           --             --          35,493           89,845           --              $594
Mark B. Benjamin             --             --          24,660           71,618          $636             $594
Pauline Gee                  --             --          18,348           59,086           --              $594

------------------
(1) Based on the fair market value of the Common Stock as of June 30, 1998 of $0.25 per share minus the exercise price of "in-the-money" unexercised options, multiplied by the number of shares represented by such options.

STOCK OPTION EXCHANGES

         On June 25, 1998, the Board of Directors approved a stock option exchange plan for all employees and directors who held stock options at exercise prices in excess of $0.375 per share. The exchange plan allowed employees and directors to exchange stock options with exercise prices in excess of $0.375 per share for a lesser number (75%) of replacement options with an exercise price at the then current market value of the Company's stock of $0.375 per share. All other terms and conditions of the original options remained in force for the replacement options. All employees and directors accepted the exchange and the Company issued 585,717 replacement stock options. As consideration for the issuance of these new options, a total of 780,956 options were surrendered for cancellation.

The following table shows certain information concerning the repricing of options received by the Named Executive Officers during the last ten years.



                           TEN YEAR OPTION REPRICINGS

                                                                                                        Weighted
                                                                                                         Average
                                                                                                        Length of
                                       Number of                          Weighted                      Original
                                       Securities                          Average                     Option Term
                                       Underlying    Market Price of    Exercise Price     New         Remaining at
                                        Options       Stock at Time       at Time of     Exercise        Date of
         Name              Date       Repriced (#)   of Repricing ($)    Repricing ($)   Price ($)      Repricing
-----------------------   -------     ------------   ----------------    -------------   ---------      ---------
Stephen J. Sullivan       6/25/98       226,980           $0.375             $4.86         $0.375       8.9 Years
Ronald L. Hendrick        6/25/98       119,002           $0.375             $4.14         $0.375       8.7 Years
Mark B. Benjamin          6/25/98        85,397           $0.375             $3.54         $0.375       8.9 Years
Pauline Gee               6/25/98        71,098           $0.375             $3.24         $0.375       8.8 Years

EMPLOYMENT AGREEMENTS

     Xenometrix has an employment agreement with its Chief Executive Officer, Stephen J. Sullivan. The Company is currently in negotiations for employment agreements to replace those which recently expired on October 5, 1998 with its Executive Vice President, Chief Financial Officer and Secretary, Ronald L. Hendrick, its Vice President of Research and Development, Dr. Pauline Gee and its Vice President of Business Development, Dr. Mark Benjamin. All of these individuals have expressed their intent to enter into new employment agreements and have previously signed the Company's standard form of confidentiality agreement.

     Mr. Sullivan's agreement covers his employment with the Company commencing on January 13, 1997 and continuing through the third anniversary of that date. The agreement provides for an annual salary of $225,000 during the first year of employment, with subsequent adjustments from time to time by the Board of Directors. Mr. Sullivan also is entitled to participate in an annual cash bonus plan paying not less than $33,750 for the first year and up to 30% of his annual salary thereafter, based on the achievement of performance goals established by the Board. In addition, upon joining the Company, Mr. Sullivan was granted options to purchase 100,000 shares of the Company's Common Stock, which vest in four equal annual installments after the grant date. The Company reimburses Mr. Sullivan for his housing expenses in Boulder, Colorado and for the expenses of two round trips per month from Boulder to Lake Forest, Illinois. He is also entitled to be reimbursed for reasonable relocation expenses if he elects to relocate to Boulder, Colorado. He is eligible to participate in the Company's group health, life insurance and disability insurance plans on the same basis as other employees or, at his option, to not participate in these plans and be reimbursed for the cost the Company would have incurred if he had elected to participate.

     During Mr. Sullivan's employment period and for a two year period thereafter, he is prohibited from soliciting or accepting business or employment from a competitor of Xenometrix. In addition, he is prevented from hiring, enticing, soliciting or attempting to persuade any employee, independent contractor or agent of the Company to discontinue their relationship or violate any agreement with Xenometrix. If his employment should be terminated due to death he is entitled to any accrued but unpaid salary, a pro rata portion of any cash bonus due under the Company's incentive plan and payment of all reimbursable expenses. Upon the termination of his employment without cause, due to a change of duties or due to a sale of the Company or its assets, the Company would be required to pay Mr. Sullivan any accrued but unpaid salary, a pro rata portion of any cash bonus due under the Company's incentive plan and all reimbursable expenses. In addition, the Company must continue to pay his regular salary for twelve months after the date of termination, provided however, that the Company's obligation to pay such amount terminates when Mr. Sullivan commences other full-time employment.

     The agreements for Mr. Hendrick, Dr. Benjamin and Dr. Gee are expected to cover the period from October 6, 1998 through October 5, 1999, and provide for minimum annual salaries during the year which are comparable with their current annual salaries, participation in an annual cash bonus plan based on the achievement of criteria to be established by the Board and participation in the Company's group health, life insurance and disability insurance plans.



                              CERTAIN TRANSACTIONS

     Under the policies of Harvard University and the University of California at Berkeley, faculty members who are named inventors on a patent assigned to the University are entitled to receive a portion of royalties received by the University for the licensing of such patents. Dr. Gee is a named inventor on certain patents licensed by the University of California at Berkeley to the Company, and accordingly will be entitled to share in any royalties received by that University from the Company.

     In December 1996, the Company entered into a consulting agreement (the "Consulting Agreement") with Summercloud Bay, Inc., ("Summercloud"), an entity controlled by Dr. John Prendergast, one of the Company's directors. The term of the Consulting Agreement was from September 1, 1996 through August 31, 1997.

Subsequent to August 31, 1997, Dr. Prendergast provided additional consulting services to the Company on a limited basis. Under the terms of the Consulting Agreement, Dr. Prendergast provided up to 20% of his time, or a minimum of thirty hours per month assisting Xenometrix with its commercial, technical and business development programs. In consideration for these services, the Company paid Summercloud a consulting fee of $4,500 per month. For the fiscal year ended June 30, 1998, the Company paid Summercloud $18,000 in consideration for these services.

     In July 1997, the Company entered into an agreement with OSI Pharmaceuticals, Inc., ("OSIP") forming a strategic technology alliance to jointly develop automated, high throughput gene profiling technologies for use in drug discovery and development. The agreement included the cross-licensing of certain intellectual property rights. Dr. Walter Lovenberg, one of the Company's directors, is also on the Board of Directors of OSIP.

     In September 1997, the Company entered into a Senior Line of Credit Agreement (the "Agreement") with the Aries Domestic Fund L.P. (the "Fund") and the Aries Fund, a Cayman Islands Trust (the "Trust"). Dr. Lindsay Rosenwald, a former director of the Company, is the President of Paramount Capital Asset Management, LLC, the investment advisor to the Fund and the General Partner of the Trust. The Agreement provides for a line of credit for up to $1,500,000. Between June 20, 1997 and January 12, 1998, Xenometrix issued senior promissory notes (the "Notes") in the total amount of $1,500,000 to serve as bridge financing. The Notes are collateralized by a security interest in all of the assets of the Company. The Notes were originally due March 25, 1998. The maturity date on the Notes was extended until June 25, 1998, at an interest rate of 18% and was again extended at the original interest rate of 12% until October 25, 1998. In the event of a sale of the Company prior to October 25, 1998, the Notes are due at the closing of such sale. In connection with the issuance of these Notes, the Xenometrix issued warrants to purchase 499,995 shares of common stock. The warrants are exercisable during the ten-year period after the date of issue. Holders of these warrants are entitled to "demand" and "piggyback" registration rights with respect to the common shares issuable upon exercise of these warrants. In consideration for the most recent extension of the due date on the Notes, the exercise price of the warrants was reduced to $0.37 per share and the Company agreed to pay 38.5% of all gross licensing revenues received during the extension period to the Note holders, as payment against the accrued interest and principal due on the Notes. In the event of default by the Company on the Notes, the interest rate will increase to 18% per annum, the Note holders will have the right to appoint a majority of the Board of Directors of the Company and the Company's assets will be subject to foreclosure.

     Management believes the terms of the foregoing transactions were fair to the Company. All future transactions with affiliates will be subject to the approval of the Company's disinterested directors and are therefore expected to be on terms believed by such directors to be no less favorable to the Company than those available from unaffiliated third parties.

SECTION 16(a) COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's Directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, Directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended June 30, 1998, all Section 16(a) filing requirements applicable to its officers, Directors and greater than ten percent beneficial owners were complied with.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.


                                          By Order of the Board of Directors


                                          /s/ Ronald L. Hendrick
                                          Ronald L. Hendrick
                                          Executive Vice President,
                                          Chief Financial Officer and Secretary


October 16, 1998

--------------------------------------------------------------------------------

PROXY                           XENOMETRIX, INC.                           PROXY
                  2425 N. 55TH STREET, BOULDER, COLORADO 80301

       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
          FOR THE ANNUAL MEETING OF STOCKHOLDERS -- NOVEMBER 18, 1998

    The undersigned hereby constitutes and appoints Stephen J. Sullivan and Ronald L. Hendrick, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Xenometrix to be held at the Company, 2425 N. 55th Street, Boulder, Colorado 80301, on Wednesday, November 18, 1998 at 10:00 a.m. local time and at any adjournments thereof, on all matters coming before said meeting.

    UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

    MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW.

PROPOSAL 1:To elect directors to hold office until the next Annual Meeting of
           Stockholders and until their successors are elected.

[ ]   FOR all nominees listed below (except as marked     [ ]   WITHHOLD AUTHORITY to vote for all nominees
      to the contrary below).                                   listed below.

NOMINEES:Stephen J. Sullivan, Walter M. Lovenberg, John K.A. Prendergast, Randal
         P. Schumacher, Ralph Z. Sorenson.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S), WRITE SUCH NOMINEE(S)' NAME(S)
BELOW:
                 (Continued and to be signed on the other side)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          (Continued from other side.)


                                             Dated                        , 1998
                                                   -----------------------


                                             -----------------------------------


                                             -----------------------------------
                                                        Signature(s)

                                             PLEASE MARK, SIGN AND RETURN
                                             PROMPTLY USING THE ENCLOSED
                                             ENVELOPE. EXECUTORS,
                                             ADMINISTRATORS, TRUSTEES, ETC.
                                             SHOULD GIVE A TITLE AS SUCH. IF THE
                                             SIGNER IS A CORPORATION, PLEASE
                                             SIGN FULL CORPORATE NAME BY DULY
                                             AUTHORIZED OFFICER.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

--------------------------------------------------------------------------------